UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): August 11, 2006

Primal Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-46494	36-4170318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18881 Von Karman Avenue Suite 500 Irvine, California		92612
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 260-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02               Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On August 11, 2006, the Audit Committee of Primal Solutions, Inc. (the “Company”) determined that its unaudited financial statements for the quarter ended March 31, 2006 should no longer be relied upon because of an error that relates to the accounting for the convertible debt and warrants issued as part of the Company’s March 2006 private placement.

The Company originally accounted for the warrants issued using the relative fair value method prescribed under Accounting Principle Board Opinion No. 14, Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants (“APB 14”).  Subsequent to the filing of the Form 10-QSB for the quarter ended March 31, 2006, the Company reassessed the applicability of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS 133”) to the warrants and concluded that the warrants meet the definition of a derivative instrument under SFAS 133, thus requiring the warrants be recorded at fair value.

For the quarter ended March 31, 2006, the Company originally recorded a warrant liability in the amount of $543,000 using the relative fair value method.  Pursuant to SFAS 133, the Company will need to restate the warrant liability in the amount of $995,000 by using the fair value method with an offsetting charge to interest expense.  This restatement for the warrants will eliminate the debt discount of $543,000 that was a portion of the proceeds allocated to the warrants and also impact the intrinsic value of the beneficial conversion feature of the senior convertible debt.  This will result in reducing the interest expense recognized during the quarter ended March 31, 2006 for the amortization of the beneficial conversion feature from $819,000 to $450,000.  The change will result in an increase in net loss previously reported of $1.7 million to $2.3 million for the quarter ended March 31, 2006.

The Company expects to file an Amendment No. 1 to its Form 10-QSB for the quarter ended March 31, 2006 that restates the unaudited financial statements included therein.  The Amendment will also contain such other disclosures and changes as the Company believes are necessary or appropriate.  Until such time as the Amendment is filed, the mentioned unaudited financial statements for this period should not be relied upon.

The Audit Committee and the authorized officers of the Company have discussed with the Company’s independent registered accounting firm the matters disclosed in this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Primal Solutions, Inc.
(Registrant)

Date: August 17, 2006	By:	/s/ William C. Bousema
		Name:	William C. Bousema
		Title:	Senior Vice President and
Chief Financial Officer